UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

KELLY SERVICES, INC.
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(Exact name of Registrant as specified in its charter)

Delaware	0-1088	38-1510762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 West Big Beaver Road, Troy, Michigan 48084
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(Address of principal executive offices) (Zip Code)

(248) 362-4444
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common	KELYA	NASDAQ Global Market
Class B Common	KELYB	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2024, Kelly Services, Inc. (“Kelly”), MRP Merger Sub, Inc. (“Merger Sub”), a newly-formed, wholly-owned subsidiary of Kelly, MRP Topco Inc. (“Topco”), the indirect parent company of Motion Recruitment Partners, LLC (“Motion”), and Littlejohn Fund V, L.P. (“Littlejohn”), in its capacity as the securityholders’ representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby Kelly would indirectly acquire 100% of the equity interests in Motion by way of a merger of Merger Sub with and into Topco, with Topco surviving the merger (the “Merger”). Motion is parent company to a group of leading global talent solution providers, including Motion Consulting Group, Motion Telco, Tech in Motion, TG Federal, and Sevenstep®. Littlejohn is the majority owner of Topco. Littlejohn & Co., LLC is a Greenwich, Connecticut-based investment firm focused on private equity and debt investments.

Kelly will pay cash at close of $425 million, subject to customary adjustments for cash, indebtedness, working capital and transaction expenses. In addition, further cash consideration of up to $60 million may be due in the second quarter of 2025 if certain conditions are satisfied during an earn-out period ending on March 31, 2025. The earn-out payment is based on a multiple of gross profit in excess of an agreed-upon amount during the earnout period.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature. The consummation of the Merger is subject to customary closing conditions, including the expiry of certain regulatory waiting periods, the absence of any law, injunction or other order prohibiting the Merger, the accuracy of the representations and warranties of each party (subject to materiality qualifiers) and the compliance by each party with its covenants in all material respects. Currently, Kelly expects that the transaction will close in the second quarter of 2024. The transaction is not subject to a financing contingency, and Kelly expects to fund the transaction through debt and available capital, including the redeployment of proceeds from the sale of Kelly’s European staffing operations in January 2024.

The transaction will significantly build upon Kelly’s market-leading solutions portfolio, which includes Kelly Science, Engineering & Technology (SET); KellyOCG; Kelly Professional & Industrial; and Kelly Education.

Item 7.01. Regulation FD Disclosure.

On May 3, 2024, Kelly issued a press release announcing the agreement with Littlejohn. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information contained or incorporated in this Item 7.01, including the press release furnished herewith as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 3, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 3, 2024

/s/ Vanessa P. Williams Vanessa P. Williams Senior Vice President, General Counsel and Secretary

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